CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 7, 1995, which appears on page F-2 of Champion Enterprises, Inc.'s Annual Report on Form 10-K for the year ending December 31, 1994. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting a part of the Registration Statement.

                                         /S/ PRICE WATERHOUSE LLP

                                         Price Waterhouse LLP



Detroit, Michigan
May 1, 1995